UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Media Contact:	Dean Kawamura
VP, Community Development Manager
(808) 544-3642
dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ANNOUNCES MOVE TO VIRTUAL
ANNUAL SHAREHOLDER MEETING FOR 2020

HONOLULU, HI, March 25, 2020 – Central Pacific Financial Corp. (NYSE: CPF) (the “Company”), parent company of Central Pacific Bank, today announced that its Board of Directors has approved a change in the location of its 2020 Annual Meeting of Shareholders to a virtual-only shareholder meeting.  The change for this year’s annual shareholder meeting follows the issuance of a Stay at Home/Work from Home Order by Honolulu City and County Mayor Kirk Caldwell and proclamation by Hawaii Governor David Ige prohibiting generally the public and private gathering of people in response to the COVID-19 virus.

Virtual meeting date: Thursday, April 23, 2020
Virtual meeting time: 11 a.m. Hawaii Time
Virtual meeting link: www.virtualshareholdermeeting.com/CPF2020

Shareholders of record at the close of business on February 21, 2020, are invited to vote their shares and register for the meeting at proxyvote.com using the instructions provided with their proxy materials that were issued beginning on or about March 10. Shareholders may submit questions in advance when they register for the meeting, and they also will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day. All shareholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms or other notices they received previously. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event.

Technical assistance will be available for those attending the meeting.

A replay of the shareholder meeting will be available on the Company’s website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 77 ATMs in the state of Hawaii, as of December 31, 2019.  For additional information, please visit the Company’s website at cpb.bank.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Central Pacific Financial Corporation (the “Company”), dated March 9, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being made available to shareholders on or about March 25, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2020

To the Shareholders of Central Pacific Financial Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), to support the health and well-being of our employees and shareholders, and following the issuance of a Stay at Home/Work at Home Order from the Mayor of the City and County of Honolulu, Hawaii, and proclamation by Hawaii Governor David Ige, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Central Pacific Financial Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 11:00 a.m. Hawaii time.  In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 21, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CPF2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

GLENN K.C. CHING
Executive Vice President and Corporate Secretary
Dated: March 25, 2020

The Annual Meeting on April 23, 2020 at 11:00 a.m. Hawaii Time is available at  www.virtualshareholdermeeting.com/CPF2020.  Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are accessible, free of charge, at https://www.cpb.bank/2020proxy and https://www.proxyvote.com.